UNITED STATES
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DLH HOLDINGS CORP.
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DLH Holdings Corp. Nominates
Dr. Frances M. Murphy to Board of Directors

ATLANTA - February 04, 2016 - DLH Holdings Corp. (DLHC), a leading provider of innovative healthcare services and solutions to Federal agencies, announced that it has nominated Frances M. Murphy, M.D., M.P.H., to its Board of Directors.

Dr. Murphy possesses more than 30 years of experience as a physician, educator, researcher, and health care executive and is a veteran of the U.S. Air Force Medical Corps. She currently serves as president and CEO of Sigma Health Consulting, LLC, a woman-owned, veteran-owned small business that provides leadership development, strategic advice, policy and data analysis, program evaluations and technical assistance across the federal government and private healthcare sector. Dr. Murphy will stand for election at the DLH Annual Meeting of Shareholders on February 25, 2016.

Prior to her work in the private sector, Dr. Murphy had a 20-year career working in the Department of Veterans Affairs (VA) at medical centers and in the VA Central Office. There she served as the Principal Deputy Under Secretary for Health (DUSH) and as such was the chief operating officer for the largest integrated healthcare system in the U.S.; she managed the medical, research, education and emergency management missions of the Veterans Health Administration. Dr. Murphy also served as VA’s DUSH for Health Policy Coordination, leading interagency health policy and program development between the Department of Veterans Affairs and the Department of Health and Human Services (HHS) related to health, public health, mental health, and minority health programs. During this period, she served as a member of the President’s New Freedom Commission on Mental Health and chaired the VA Secretary’s Task Force on Mental Health. Dr. Murphy’s efforts transformed the Department of Veterans Affairs’ mental health care and were recognized by two national awards.

Chairman of the Board, Mr. Rick Wasserman commented: “I am delighted that Dr. Murphy has been nominated to our board. She is a widely-respected leader in managing, operating and transforming large healthcare organizations. Our board will benefit greatly from her insight, expertise and fresh perspective.”

DLH’s President and Chief Executive Officer Zach Parker added: “This is a pivotal time for DLH, and we are delighted to have someone of Dr. Murphy’s caliber agree to join our ranks as we continue to transform the Company. Her strong business acumen, coupled with her intimate knowledge of the government missions we serve, will be invaluable as we chart our next steps. We are confident that she will be an asset to our board and our company, and we are honored to have her.”

Dr. Murphy was nominated to the DLH board following one of the company’s most successful years to date. In the December announcement of its fourth quarter and fiscal year results for 2015, DLH reported increases in revenue, operating income and cash position over the previous year. DLH’s Parker also expressed optimism for the upcoming year, specifically around new business opportunities, stating that the company was “well-positioned for continued success.”

“Through great leadership, innovation and resiliency, DLH has positioned itself as a leader in the industry, and I am looking forward to being able to offer my experiences in support of the company’s continued growth and success,” said Dr. Murphy of the nomination.

Dr. Murphy is currently a member of the Editorial Board for Military Medicine, and the National Academy’s Human Studies Institutional Review Board. She is a board certified neurologist and has extensive leadership experience in public and private sector healthcare organizations. She received her M.D. from Georgetown University, her Master’s in Public Health from the Uniformed Services University of Health Sciences (USUHS), and her bachelor’s degree from Nazareth College of Rochester.

If elected, DLH’s board of directors will consist of 7 members including the addition of Dr. Murphy. The remaining nominees for election are Frederick G. Wasserman, Chairman of the Board, William H. Alderman, Martin J. Delaney, Dr. Elder Granger, Zachary C. Parker and Austin J. Yerks III. Biographical information for all of the nominees for election to the DLH board is contained in DLH’s proxy statement dated January 15, 2016.

DLH shareholders are reminded that their vote is important, no matter how many shares they own. The Board urges shareholders to vote their proxy card today “FOR ALL” of DLH’s director nominees and “FOR” the other proposals described in the Company’s proxy materials.

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About DLH
DLH Holdings Corp. (DLHC) serves clients throughout the United States as a full-service provider of health, medical logistics, and technical support services to Departments of Defense and Veterans Affairs and other federal agencies with more than 1,250 employees nationwide. For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", "intends" and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company`s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

Important Additional Information and Where to Find It

BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED ON JANUARY 15, 2016 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement and other filings containing information about the company may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.dlhcorp.com under the heading “Investor Relations” or by writing to the Secretary, DLH Holdings Corp., at 3565 Piedmont Rd., Suite 3-700, Atlanta, GA 30305.

DLH and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with DLH’s 2016 annual meeting of shareholders (the “Annual Meeting”). Additional information regarding the names and interests of these participants in the company’s proxy solicitation may be obtained by reading DLH’s proxy statement, filed with the SEC on January 15, 2016. Additional information can also be found in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on December 16, 2015. Free copies of these documents may be obtained as described in the preceding paragraph.